UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

Commission File Number 1-31300

EXPRESSJET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

713-324-2639
(Registrant's telephone number, including area code)

Item	5.	Other Events

On July 28, 2003, ExpressJet Holdings, Inc. (“ExpressJet”) issued a press release announcing an offering of $125 million in convertible securities.  The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On July 28, 2003, ExpressJet issued a press release announcing Continental’s registered secondary offering of 5,000,000 shares of its common stock in ExpressJet.  The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item	7.	Financial Statements and Exhibits
		(c) Exhibits
		99.1 Press Release – Convertible Notes
		99.2 Press Release – Secondary Offering

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: July 28, 2003	/s/ John F. Wombwell
John F. Wombwell Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release – Convertible Notes

99.2	Press Release – Secondary Offering